UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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eOn Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 18, 2007

To Our Stockholders:

The Board of Directors joins me in extending to you a cordial invitation to attend the 2006 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our office located at 185 Martinvale Lane, San Jose, CA 95119 at 4:00 PM local time on July 30, 2007.

In addition to voting on the matters described in this Proxy Statement, we will review our fiscal year 2006 results and discuss our plans for fiscal year 2007 and beyond. There will be an opportunity to discuss matters of interest to you as a stockholder.

We hope many eOn Communications Corporation stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,

David S. Lee Chairman of the Board

185 Martinvale Lane • San Jose, CA 95119

408-694-9500 • 408-694-9608 Fax www.eoncommunications.com

EON COMMUNICATIONS CORPORATION

185 MATRINVALE LANE

SAN JOSE, CALIFORNIA 95119

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2007

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of eOn Communications Corporation (the “Corporation”) will be held at 185 Martinvale Lane, San Jose, CA 95119, at 4:00 PM on July 30, 2007, for the following purposes:

(1)	To elect two Class I directors to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

(2)	To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split and to adjust authorized shares and par value, subject to the Board’s discretion on the terms described herein;

(3)	To ratify the appointment of GHP Horwath, P.C.; and

(4)	To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

Only stockholders of record at the close of business on June 15, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 185 Martinvale Lane, San Jose, CA 95119.

By Order of the Board of Directors,

eOn Communications Corporation

Gloria Lee

Corporate Secretary

San Jose, California

June 18, 2007

Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

EON COMMUNICATIONS CORPORATION

185 MATRINVALE LANE

SAN JOSE, CALIFORNIA 95119

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2006 Annual Meeting of Stockholders to be held on July 30, 2007 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about June 26, 2007.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 185 Martinvale Lane, San Jose, CA 95119, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

•	For the election of the nominated of the two Class I directors to serve on the Corporation’s Board of Directors for a term of three years or until his/her successor is elected and qualified;

•

For the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split and adjust the number of authorized shares and par value, subject to the Board’s discretion on the terms described herein;

•	For the ratification of appointment of GHP Horwath, P.C.; and

•

Any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of the 13,480,129 outstanding shares of Common Stock at the close of business on the record date, June 15, 2007, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

Each other item of business that properly comes before the Annual Meeting, will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

In general, if a stockholder holds shares of Common Stock in “street name” through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder’s shares at a meeting with respect to a particular matter, then the stockholder’s shares will constitute “broker non-votes” as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no “broker non-votes” at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation’s stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder’s shares even in the absence of express instructions from the stockholders.

At the Annual Meeting, votes will be counted by a representative of Broadview Investor Communication Solutions, the Corporation’s independent Inspector of Election. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third Annual Meeting of stockholders after his/her election or until a successor has been elected and duly qualified. Two Class I directors will be elected at the Annual Meeting.

The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The two nominees for the Class I directors are presently serving in such capacity.

Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

The following descriptions set forth certain information, as of May 31, 2007, about each director, including each person’s business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

NOMINEE’S FOR CLASS I DIRECTORS

STEPHEN R. BOWLING, age 64, became a director of eOn in 1993 and Chief Financial Officer in November 2003. From 1994 to 1997, he was the President of eOn and, from 1994 to 1998, he was the Chief Executive Officer of eOn. In 1993, Mr. Bowling became a director of Cortelco Systems Holding Corporation. He was the President and Chief Executive Officer of Cortelco Systems Holding Corporation from 1993 to April 2004. Mr. Bowling received an M.B.A. from Stanford University and a B.A. from Williams College.

FREDERICK W. GIBBS, age 75, became a director of eOn in 2002. In 1988, Mr. Gibbs founded Mulberry Hill Enterprises, a consulting firm specializing in telecommunications and electronics, business acquisition analysis, and international business. Previously, Mr. Gibbs served in various management and consultant roles for International Telephone and Telegraph Corporation (ITT) over a 23 year period, including Executive Vice President of ITT and Senior Group Executive of Telecommunications and Electronics, a division of ITT Corporation. Mr. Gibbs also served on the boards of CMC Industries and ACT Manufacturing. Currently, Mr. Gibbs is a practicing attorney. Mr. Gibbs earned a B.A. from Alfred University and a J.D. from Rutgers University.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2007

ROBERT P. DILWORTH, age 65, became a director of eOn in 1998. He served on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company. Mr. Dilworth received a B.S. from Los Angeles State University.

DAVID S. LEE, age 69, became the Chairman of the Board of eOn in 1991 and became President and Chief Executive Officer in November 2003. Previously Mr. Lee served as Chief Executive Officer from May 2000 through August 2001. Mr. Lee is a director of iBasis, Inc., a telecommunications company and Linear Technology Corporation, a semiconductor company. Mr. Lee also is a director of Symbio Group, a leader in software outsourcing and is a Senior Advisor to Silver Lake Partners, a private equity firm. Mr. Lee served as a

Regent for the University of California from 1994—2006. Mr. Lee was also a member of the President’s Council on the 21st Century Workforce, appointed by President George W. Bush, Jr. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2008

W. FRANK KING, age 67, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also a director of iBasis, Inc., a telecommunications company; Aleri Inc., a software company; Perficient Inc., a professional services company; and NMS Communications, a telecommunications company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal year 2006, 12 meetings of the Board of Directors were held. Each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the year. The Board of Directors does have an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, the members of which are appointed by the Board of Directors.

Audit Committee

The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn’s internal control functions, and reviews all potential conflict of interest situations. See “Certain Transactions.” The Audit Committee has adopted a written charter in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, which is attached as Appendix A. The Board of Directors has determined that Mr. Dilworth is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Dilworth and each of the other members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Audit Committee met 9 times during fiscal year 2006.

Compensation Committee

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation’s executive officers and administers the Corporation’s Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met 4 times during fiscal year 2006.

The Compensation Committee does not have a separate charter. The Committee’s processes and procedures for the consideration of executive officer compensation is described in the Compensation Committee Report, a copy of which is set forth in this Proxy Statement. The Compensation Committee determines the compensation for the Chief Executive Officer. With input from the Chief Executive Officer, the Committee also determines the compensation for the Chief Financial Officer. The Chief Executive Officer and Chief Financial Officer determine the actual compensation of all other officers of the Company. The Company has not engaged a compensation consultant in determining or recommending the amount or form of compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. The CGN Committee has the responsibility for matters relating to the organization and membership of the board of directors and for issues relating to the companies corporate governance. The Corporate Governance and Nominating Committee did not meet during fiscal year 2006.

The CGN Committee does not have a separate charter. The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by the Company’s stockholders, directors, officers, and employees. All director recommendations must be made in accordance with the provisions of Section 5(b) of our bylaws. All director recommendations should be sent to the CGN Committee, c/o Corporate Secretary. The CGN Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The CGN Committee’s review typically will be based on the written materials provided with respect to a potential director candidate. The CGN Committee will evaluate and determine whether a potential candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for our directors, which will serve as the basis upon which potential director candidates are evaluated by the CGN Committee:

•	Directors should possess the highest personal and professional ethics, integrity, and values.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to our business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of our business.

•	Directors should be committed to representing the long-term interests of our stockholders.

•

Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

Compensation of Directors

Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under the eOn Communications Corporation 1999 Equity Incentive Plan (the “1999 Plan”), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of May 31, 2007, there were three non-employee directors eligible to participate in the 1999 Plan: Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. During fiscal year 2006, there were 150,000 fully vested options to purchase common stock issued to non-employee directors.

In order to recruit and retain qualified directors, the Board’s intent is to make annual grants of stock options to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant. Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Corporation that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, 185 Martinvale Lane, San Jose, CA 95119. The Corporate Secretary will discuss with the Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of the Board or individual director if such person determines that the communication meets this standard.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Corporation’s directors and executive officers and the beneficial owners of more than 10% of the outstanding shares of the Corporation’s common stock (the “Reporting Persons”) file initial reports of, and subsequent reports of changes in, beneficial ownership of the common stock with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish the Corporation with copies of all Section 16(a) reports filed with the SEC. Based solely on the Corporation’s review of the copies of such reports and written representations from certain Reporting Persons furnished to the Corporation, the Corporation believes that the Reporting Persons complied with all applicable Section 16(a) filing requirements during fiscal 2006.

The Company has adopted a Code of Ethics that applies to all employees. A copy of this Code of Ethics is posted on our investor relations website—investor.eoncc.com.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE TWO NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS DESCRIBED BELOW AND ADJUST THE AUTHORIZED SHARES AND PAR VALUE

General

On June 5, 2007, the Company’s Board of Directors unanimously approved and recommended, and is submitting to the shareholders of the Company for their approval, an amendment to the Company’s First Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), to provide the Board of Directors with the option to effect a reverse stock split of the Company’s issued and outstanding common stock at one of the following ratios: two-for-one, two and one half-for-one, three-for-one, three and one half-for-one, four-for-one, four and one half-for-one, or five-for-one. Pursuant to a reverse stock split, each holder of 2 shares, 2.5 shares, 3 shares, 3.5 shares, 4 shares, 4.5 shares, or 5 shares, as the case may be, of the Company’s common stock, immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of the Company’s common stock.

If our shareholders approve the amendment to the Restated Certificate, no further action by our shareholders will be required either to implement or abandon the reverse stock split. The reverse stock split would become effective when and if the Certificate of Amendment to the Restated Certificate attached hereto as Appendix A is filed with the Secretary of State of the State of Delaware. The Company would notify its shareholders of the effectiveness of the reverse split by issuing a press release. The Board of Directors reserves the right, even if the Company receives shareholder approval at the Annual Meeting, to elect not to file, or to delay the filing of, the Certificate of Amendment if the Board determines in its sole discretion that implementing a reserve stock split is no longer in the best interests of the Company and its shareholders.

The reverse stock split, if implemented, would not automatically change the number of authorized shares of common stock or the par value of the Company’s common stock. However, we are also proposing to amend the Restated Certificate to decrease the number of shares of authorized stock and adjust the par value, as described in this Proxy Statement. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such shareholder held immediately prior to the split.

Purpose

As of May 31, 2007, the Company had 13,480,129 shares of common stock outstanding and the last reported sale price on NASDAQ was $0.95 resulting in an aggregate market capitalization of approximately $12,806,123.

The Company is seeking shareholder approval of an amendment to the Restated Certificate in order to effect a reverse stock split to increase the per share market price of the Company’s common stock for the purpose of generating greater investor interest in the Company and help the Company attract and retain employees and other service providers. The Company believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Company concluded that reducing the number of outstanding shares of the Company’s common stock might be desirable in order to attempt to support a higher stock price per share based on the Company’s current market capitalization. In addition, the Company considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Certain investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the per share market price of the Company’s common stock will increase following the reverse stock split. The following example illustrates the effects on the number of shares that would be outstanding if any of the reverse stock splits are effected and possible market prices of the Company’s common stock assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (example based on a market price of $0.95per share—the closing price on May 31, 2007).

For illustration purposes only:

Ratio	Shares Outstanding as of May, 31 2007	Approximate number of Shares Outstanding After Reverse Stock Split	Product of Reverse Split Ratio and Market Price as of May 31, 2007
None	13,480,129	13,480,129	$0.95
2 for one	13,480,129	6,740,065	$1.90
2.5 for one	13,480,129	5,392,052	$2.38
3 for one	13,480,129	4,493,376	$2.85
3.5 for one	13,480,129	3,851,465	$3.33
4 for one	13,480,129	3,370,032	$3.80
4.5 for one	13,480,129	2,995,584	$4.28
5 for one	13,480,129	2,696,026	$4.75

The total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The Company cannot predict whether the proposed reverse stock split will achieve the desired results. The price per share of the Company’s common stock is also a function of its financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of the Company’s common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or increase at all, or that any increase can be sustained for a prolonged period of time.

Although the Company believes that the reverse stock split would not have a detrimental effect on the total value of its common stock, there can be no assurance that the total value of its common stock after the reverse stock split would be the same as before the split. In addition, the reverse split may have the effect of creating odd lots of stock for some shareholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with such sales.

Effects of the Reverse Stock Split

With the exception of the number of issued and outstanding common shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse split would remain the same. The reverse stock split may result in some shareholders owning “odd-lots” of fewer than one hundred shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. The reverse stock split would not automatically change the per share par value of the common stock. However, we are also proposing that the par value be adjusted as described in this Proxy Statement. Outstanding options and warrants to purchase common stock and any other convertible security would be adjusted so that the number of shares of common stock issuable upon their exercise would be divided by 2, 2.5, 3, 3.5, 4, 4.5, or 5, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option and warrant would be multiplied by 2, 2.5, 3, 3.5, 4, 4.5, or 5, as the case may be. No fractional shares would be issued upon the reverse split. Instead, the Company would round up any fraction to the nearest whole-share.

If a shareholder owns 10,000 shares of common stock prior to the reverse stock split, after a reverse stock split that same shareholder will own 5,000 shares in the case of a two-for-one split, 4,000 shares in the case of a two and one half-for-one split, 3,334 shares in the case of a three-for-one split, 2,858 shares in the case of a three and one half-for-one split, 2,500 shares in the case of a four-for-one split, 2,223 shares in the case of a four and one half-for-one share; and 2,000 in the case of a five-for-one split.

Fractional Shares

The Company will round up any fraction to the nearest whole-share. The Company will not issue any fractional share certificates in connection with the reverse stock split.

Authorized Shares and Par Value

The reverse split will reduce the amount of issued and outstanding shares of the Company’s common stock the authorized number of shares of common stock and par value will remain the same, absent further amendment to the Restated Certificate. In order to minimize franchise taxes, but maintain sufficient authorized shares to provide for future issuances of stock, the Board is recommending that the Restated Charter be further amended at the time of the reverse split to adjust the number of authorized shares and par value in accordance with the chart set forth below: proportionally

Ratio	Authorized Shares as of May 31, 2007	Proposed number of Authorized Shares After Reverse Stock Split	Proposed Par Value After Reverse Stock Split
None	50,000,000	50,000,000	$.0010
2 for one	50,000,000	25,000,000	$.0020
2.5 for one	50,000,000	20,000,000	$.0025
3 for one	50,000,000	16,666,667	$.0030
3.5 for one	50,000,000	14,285,714	$.0035
4 for one	50,000,000	12,500,000	$.0040
4.5 for one	50,000,000	11,111,111	$.0045
5 for one	50,000,000	10,000,000	$.0050

Upon approval by the Board of Directors of the reverse split ratio, the amendment to the Restated Certificate will reflect the corresponding adjustment in authorized stock and par value reflected above.

Exchange of Certificates

If the Certificate of Amendment to the Restated Certificate is filed with the Secretary of State of the State of Delaware, the reverse stock split will automatically occur without any further action on the part of shareholders and will not be affected by the timing of the physical surrender of a shareholder’s pre-split stock certificates. If the reverse stock split becomes effective, the Company will notify common shareholders and request them to surrender their stock certificates for new certificates representing the number of whole shares of common stock into which their shares have been converted as a result of the reverse stock split. Until the old certificates are surrendered, each current certificate representing shares of common stock will evidence ownership of common stock in the appropriately reduced whole number of shares. Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Accounting Matters

The par value of the common stock will be adjusted after the reverse stock split becomes effective, as described in the chart above. As a result, the Company’s stated capital and capital in excess of par value (paid-in capital) will be adjusted accordingly. Stockholders’ equity will remain unchanged.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s shareholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is only a summary of the material federal income tax consequences of a reverse stock split to a shareholder and is for general information purposes only. Shareholders should consult their own tax advisors for any federal, state, local and foreign tax effects of a reverse stock split in light of their individual circumstances.

The change of the old amounts of common stock for the new amounts of common stock should not have material federal income tax consequences to shareholders. The change of the old amounts of common stock for the new amounts of common stock generally would not cause any gain or loss to be recognized by a shareholder. The aggregate basis of the shares of the new amounts of common stock would be the same as the aggregate basis of the old amounts of common stock held by the shareholder. A shareholder’s holding period for shares of the new amounts of common stock would include the holding period for shares of the old amounts of common stock held by the shareholder if they are held as a capital asset at the effective time of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock entitled to vote on this proposal will be required for approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS AND ADJUST THE AUTHORIZED SHARES AND PAR VALUE DESCRIBED ABOVE.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2007. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders. A representative of GHP Horwath, P.C. is expected to be available at the Annual Meeting to respond to appropriate questions and may make a statement if he or she so desires.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL

YEAR 2005

On January 28, 2005, upon the recommendation of the Audit Committee of the Board of Directors of eOn Communications Corporation (the “Company”), the Board of Directors engaged GHP Horwath, P.C. (“Horwath”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005. Grant Thornton, LLP (“Grant Thornton”) resigned as the independent registered public accounting firm of the Company on December 16, 2004.

Grant Thornton’s audit reports with respect to the Company’s consolidated financial statements for the fiscal years ended July 31, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2003 and 2004, and the period commencing August 1, 2004 and ending December 16, 2004, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such fiscal years.

During the audit of the Company’s consolidated financial statements for the fiscal year ended July 31, 2004, Grant Thornton identified certain material weaknesses in the internal control over financial reporting of the Company’s newly acquired subsidiary, Cortelco Shanghai Telecom Equipment Company (“Cortelco Shanghai”), which could adversely affect the reliability of the Company’s financial reporting for future periods. Grant Thornton’s specific findings with respect to Cortelco Shanghai and the Company’s actions in response thereto are described more fully in Item 9a of this 10K and in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2004, to which reference is hereby made. The Audit Committee of the Company’s Board of Directors discussed the findings with Grant Thornton. The Company has authorized Grant Thornton to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning these issues.

During the Company’s fiscal year ended July 31, 2004, and the subsequent interim period through December 16, 2004, the Company did not consult Horwath regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit Fees represent aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q/10-QSB. The aggregate fees billed for professional services rendered for the audit and review of the Company’s annual financial statements for the years ended July 31, 2006 and 2005, are as follows:

	2006	2005
GHP Horwath, P.C.
Annual audit	$82,000	$123,000
Quarterly reviews	32,000	52,000

	114,000	175,000

Grant Thornton LLP
Annual audit	—	19,000
Quarterly reviews	—	26,000

	—	45,000

	$114,000	$220,000

Audit Related Fees

Audit Related Fees represent aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not included under the caption “Audit Fees” above. There were no audit related fees billed by GHP Horwath, P.C. or Grant Thornton LLP for fiscal years ended 2006 or 2005.

Tax Fees

Tax Fees represent aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning. There were no tax fees billed by GHP Horwath, P.C. or Grant Thornton LLP for fiscal years ended 2006 or 2005.

All Other Fees

All Other Fees represent aggregate fees billed for all other products and services provided by the principal accountant not otherwise disclosed above. There were no fees from GHP Horwath, P.C. or Grant Thornton LLP for services rendered to the Company, other than for services described above, for the years ended July 31, 2006 or 2005.

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. Under this policy, any audit or non-audit service performed by the independent auditor must receive either specific or general pre-approval by the audit committee. Specific pre-approval is the action whereby the audit committee explicitly pre-approves the engagement of the independent auditor to perform specific audit or non-audit services. General pre-approval entails the pre-approval of the engagement of the independent auditor to perform services pursuant to pre-approval policies and procedures established by the audit committee that are detailed as to the specific types of services so pre-approved. Any service performed by the independent auditor that exceeds its pre-approved fee level must receive specific pre-approval by the audit committee. All of the services provided by GHP Horwath, P.C. and Grant Thornton LLP during fiscal years 2006 and 2005 were approved by the audit committee pursuant to this policy.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2007.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is not anticipated that representatives of GHP Horwath, P.C., will be present in person at the Annual Meeting. However, representatives will be available via conference call, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the Corporation’s 2007 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation’s amended and restated bylaws and the SEC’s proxy rules. Proposals of stockholders that are intended to be presented at the Corporation’s 2007 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation’s proxy materials pursuant to rule 14a-8 of the SEC’s proxy rules) must be received by the Corporation (attention: Secretary) no earlier than February 20, 2008 and no later thanMarch 22, 2008. Proposals of stockholders pursuant to Rule 14a-8 of the SEC’s proxy rules that are intended to be presented at the Corporation’s 2007 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than February 20, 2008, to be included in the Corporation’s proxy materials relating to that meeting.

STOCK OWNERSHIP

The following table sets forth information regarding beneficial ownership of the Corporation’s Common Stock as of May 31, 2007, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (4)
David S. Lee 14000 Tracy Court Los Alto Hills, CA 94022	4,037,871	(1)	29.60%

Stephen R. Bowling 12205 Menalto Drive Los Altos Hils, CA 94022	991,065	(2)	7.30%

Cortelco Systems Holding Corporation 1703 Sawyer Road Corinth, MS 38834	859,207	(3)	6.37%

(1)	Consists of 2,795,259 shares held directly by David S. Lee, 222,990 shares held by the Lee Family Trust, 859,207 shares held by Cortelco Systems Holding Corporation, and 160,415 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(2)	Consists of 31,234 shares held directly, 859,207 shares held by Cortelco Systems Holding Corporation, and 100,624 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007. Mr. Bowling is a director of Cortelco Systems Holding Corporation. Of the 859,207 shares held by Cortelco Systems Holding Corporation, 83,165 of the shares are issuable to Mr. Bowling upon the exercise of options to purchase shares in Cortelco Systems Holding Corporation. Other than his option for 83,165 shares of common stock, Mr. Bowling disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(3)	Consists of 859,207 shares held by Cortelco Systems Holding Corporation.
(4)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 13,480,129 outstanding shares of common stock as of May 31, 2007, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

Set forth on the following page is information as of May 31, 2007, regarding the shares of the Corporation’s Common Stock beneficially owned by each director and nominee, each executive officer of the Corporation, and all directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

Name and Address of Beneficial Owner	Principal Position	Number of Shares Beneficially Owned		Percent of Class (7)
David S. Lee	President and Chairman of the Board	4,037,871	(1)	29.60%
Stephen R. Bowling	Chief Financial Officer, Secretary and Director	991,065	(2)	7.30%
Mitch Gilstrap	Vice President, Chief Operating Officer	85,126	(3)	*
Robert P. Dilworth	Director	135,651	(4)	*
Frederick W. Gibbs	Director	85,624	(5)	*
W. Frank King	Director	145,651	(6)	*
All Directors and executive officers as a group (6 persons)		4,621,781		32.59%

*	Less than one percent.
(1)	Consists of 2,795,259 shares held directly by David S. Lee, 222,990 shares held by the Lee Family Trust, 859,207 shares held by Cortelco Systems Holding Corporation, and 160,415 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007. Mr. Lee is the trustee of the Lee Family Trust and is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(2)	Consists of 31,234 shares held directly, 859,207 shares held by Cortelco Systems Holding Corporation, and 100,624 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007. Mr. Bowling is a director of Cortelco Systems Holding Corporation. Of the 859,207 shares held by Cortelco Systems Holding Corporation, 83,165 of the shares are issuable to Mr. Bowling upon the exercise of options to purchase shares in Cortelco Systems Holding Corporation. Other than his option for 83,165 shares of common stock, Mr. Bowling disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(3)	Consists of 85,126 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007.
(4)	Consists of 135,651 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007.
(5)	Consists of 85,624 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007.
(6)	Consists of 10,000 shares held directly and 135,661 shares issuable upon the exercise of options that will become exercisable within 60 days of May 31, 2007.
(7)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 13,480,129 outstanding shares of common stock as of May 31, 2007, plus the shares of common stock that the person has the right to acquire as of such date or within 60 days thereafter.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation earned for the fiscal years ended July 31, 2006, 2005, and 2004, by the Company’s Chief Executive Officer, and by executive officers who earned more than $100,000 in salary and bonus during fiscal 2006 (the “named executive officers”).

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation ($)
		Salary	Bonus	Securities Underlying Options
David S. Lee	2006	$—	$10,000	50,000	$—
President; Chief Executive Officer	2005	$—	$—	—	$—
	2004	$—	$—	100,000	$—

Stephen R. Bowling	2006	$225,000	$10,000	50,000	$3,386	(2)
Chief Financial Officer; Secretary (1)	2005	$178,731	$—	—	$4,525	(3)
	2004	$88,462	$—	30,000	$13,104	(4)

Mitch C. Gilstrap	2006	$135,000	$28,305	—	$2,165	(5)
Vice President; Chief Operating Officer	2005	$135,000	$—	—	$2,078	(6)
	2004	$135,000	$16,094	34,000	$2,515	(7)

Thomas G. “Kelly” Bevan	2006	$—	$—	—	$—
Vice President; Chief Marketing Officer (8)	2005	$—	$—	—	$—
	2004	$123,846	$—	—	$1,815	(9)

Troy E. Lynch,	2006	$32,365	$112,500	—	$—	(11)
President eOn Asia (10)	2005	$190,265	$—	—	$2,263	(12)
	2004	$220,385	$—	—	$2,684	(13)

(1)	On April 1, 2005, the Company increased annual compensation from $140,000 to $225,000.
(2)	Consists of $2,000 in matching contributions to the Company’s 401(k) plan and $1,386 of term insurance premiums paid by the Company.
(3)	Consists of $3,839 in matching contributions to the Company’s 401(k) plan and $686 of term life insurance premiums paid by the Company.
(4)	Consists of $1,397 in matching contributions to the Company’s 401(k) plan, $457 in term life insurance premiums paid by the Company and $11,250 earned as Directors fee prior to being appointed Chief Financial Officer.
(5)	Consists of $2,000 in matching contributions to the Company’s 401(k) plan and $165 of term life insurance premiums paid by the Company.
(6)	Consists of $1,947 in matching contributions to the Company’s 401(k) plan and $131 of term life insurance premiums paid by the Company.
(7)	Consists of $2,000 in matching contributions to the Company’s 401(k) plan, $515 of term life insurance premiums paid by the Company.
(8)	Employment dates for fiscal year 2004 were August 1, 2003 thru April 9, 2004.
(9)	Consists of $1,481 in matching contributions to the Company’s 401(k) plan and $334 of term life insurance premiums paid by the Company.
(10)	Acted as President and Chief Executive Officer during fiscal year 2002, 2003 and from August 1, 2003 thru November 7, 2003.
(11)	Employment dates for fiscal year 2006 were August 1, 2005 thru October 31, 2005.
(12)	Consists of $2,000 in matching contributions to the Company’s 401(k) plan and $263 in term life insurance premiums paid by the Company.
(13)	Consists of $2,000 in matching contributions to the Company’s 401(k) plan and $684 in term life insurance premiums paid by the Company.

Stock Option Grants In Fiscal Year 2006

During fiscal year 2006, 50,000 fully vested options to purchase common stock each were granted to David S. Lee and Stephen R. Bowling. Both of these individuals were named executive officers.

Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values

The following table sets forth, for the named executive officers, the shares acquired and the value realized on each exercise of stock options during the year ended July 31, 2006, and the number and value of securities underlying unexercised options held by the named executive officers at July 31, 2006. Options generally vest at either a rate of (1) 12.5% six months after the grant date and equal monthly installments thereafter over a 42 month period, or (2) 25% one year after the grant date and equal monthly installments thereafter over a three year period. These options have a term of 10 years. The value of unexercised in-the-money options have been calculated using the closing price of the Company’s Common Stock on July 31, 2006 of $1.22.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-The-Money Options
			Exercisable	Unexercisable	Exercisable	Unexercisable
David S. Lee	—	—	135,416	—	$4,900	$—
Stephen R. Bowling	—	—	93,124	—	$4,900	$—
Mitch C. Gilstrap	—	—	70,375	—	$9,155	$—
Troy E. Lynch	—	—	199,601	50,001	$—	$—

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Frederick W. Gibbs. None of the members of the current Compensation Committee are, or have ever been, officers or employees of eOn. In addition, no member of the Compensation Committee served as an executive officer of any entity where one of the Corporation’s executive officers was a director.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

Our Compensation Committee is responsible for establishing the compensation payable to our executive officers, including the named executive officers. Such compensation is primarily comprised of the following elements: base salary, bonuses, stock options, and benefits.

It is the Compensation Committee’s objective that executive compensation be directly influenced by our business results. Accordingly our executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the Compensation Committee’s assessment of appropriate compensation levels.

The Compensation Committee recognizes that the highly-specialized industry sector in which we operate is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that we be assured of retaining and rewarding our executive personnel essential in contributing to the attainment of our performance goals. For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with other providers.

Cash Compensation

A key objective of our executive compensation program is to position our key executives to earn annual cash compensation (base salary plus bonus) generally comparable to that which the executive would earn at other companies in the industry.

Base salaries for our executive officers are established considering a number of factors, including the recommendation of our Chief Executive Officer, our growth and profit margins, the executive’s performance and contribution to our overall performance, and the salary levels of comparable positions reported in industry surveys. The Compensation Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Bonuses are provided in accordance with the executive’s written agreement where one is in place. Otherwise, bonuses are paid on a discretionary basis based upon individual performance.

Stock Options

The Compensation Committee grants stock options under the 1999 and 2001 Equity Incentive Plans to provide direct linkage with stockholder interests. The Compensation Committee considers the recommendation of our Chief Executive Officer, stock options previously granted to that individual, industry practices, the executive’s performance and accountability level, and assumed, potential stock value when determining stock option grants. The Compensation Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive’s gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as our only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long-term profitable growth which ordinarily, over time, should be reflected in the price of our stock.

Benefits

We offer to our executives benefits that are substantially the same as the benefits offered to all eOn employees.

Chief Executive Officer Compensation

Base Salary

Due to the fact that Mr. Lee is a significant shareholder he declined a base salary during fiscal year 2006. On January 1, 2007 he began receiving a salary of $165,000.

Cash-Based Incentives

Mr. Lee received a cash bonus of $10,000 in fiscal year 2007 for the operating results for fiscal year 2006.

Equity-Based Incentives

During fiscal year 2006, Mr. Lee was granted 50,000 options to purchase shares of common stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Corporation’s executive officers. The compensation to be paid to any of our executive officers for fiscal year 2006 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of our executive officers for fiscal year 2007 will exceed that limit. Our 1999 Equity Incentive Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

It is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

The Compensation Committee of the Board

Robert P. Dilworth W. Frank King Frederick W. Gibbs

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2006, the Audit Committee met 9 times.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors their independence from the Corporation and its management.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

In connection with the standards for independence of the Corporation’s independent accountants promulgated by the Securities and Exchange Commission, during the Corporation’s 2005 fiscal year the Audit Committee considered in advance of the provision of any non-audit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s independent accountants.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the independent accountants their independence.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment, subject to stockholder approval, of GHP Horwath, P.C. as the Corporation’s independent auditors and the Board concurred in such recommendation.

The Audit Committee of the Board

Robert P. Dilworth, Chairperson

W. Frank King

Frederick W. Gibbs

PERFORMANCE GRAPH

The graph below compares the cumulative total return of the Corporation’s Common Stock with the Nasdaq Stock Market (U.S.) Index (“Nasdaq US”) and the Nasdaq Telecommunications Index. The graph covers the period from February 4, 2000, the commencement date of our initial public offering of shares of common stock, to July 31, 2006. The graph assumes that $100 was invested on February 4, 2000, in our common stock and in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index on January 31, 2000, and all dividends were reinvested. No cash dividends have been declared on our common stock. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

COMPARISON OF TOTAL STOCKHOLDER RETURN

AMONG EON COMMUNICATIONS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

	2/4/2000	7/31/2000	7/31/2001	7/31/2002	7/31/2003	7/31/2004	7/31/2005	7/31/2006
EON COMMUNICATIONS CORPORATION	100	30.21	7.08	4.58	18.33	10.17	10.67	10.17
NASDAQ US	100	95.86	51.45	34	44.52	48.43	56.07	53.67
NASDAQ TELECOMMUNICATIONS	100	63.13	30.63	11.19	18.12	17.44	19.83	19.85

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee report or the Audit Committee report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the Corporation’s equity compensation plans as of July 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under plan
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	128,383	$4.33	—
1999 Equity Incentive Plan	1,302,882	$3.35	194,897
1999 Employee Stock Purchase Plan	9,254	$1.03	398,421
Equity compensation plans not approved by security holders:
2001 Equity Incentive Plan	212,910	$1.39	252,020

TOTAL	1,653,429	$3.16	845,338

The 2001 Equity Incentive Plan contains provisions similar to the 1999 Equity Incentive Plan, with the notable exception that grants to officers and directors are prohibited.

RELATED PARTY TRANSACTIONS

The Company’s written policies and procedures required that all transactions involving any member of the Board or executive management or their respective affiliates must be approved by the Board of Directors. Each transaction must meet prudent business standards and must be conducted as if being transacted with an unrelated third party.

Cortelco International, Inc. and Cortelco Systems Holding Corporation

Cortelco International, Inc. (“CII”) is a subsidiary of Cortelco Systems Holding Corporation (“CSHC”) and a supplier of Millenium and eQueue peripheral hardware. Accounts payable are paid on thirty to sixty day terms. The Company has had no significant transactions with CSHC. The following represents related party transactions for the each of the fiscal years ending July 31:

	2006	2005
Payable to CII
Balance at beginning of period	$51	$101
Purchases from CII	872	580
Payments to CII	(852)	(630)

Balance at end of period	$71	$51

Spark Technologies, Inc.

Aelix performs engineering development projects for Spark Technologies, Inc (“Spark”), a California company that is majority owned by David Lee, the Chief Executive Officer and majority shareholder of eOn. Under the terms of an engineering development agreement, Aelix bills Spark for personnel and operating costs directly attributable to engineering work on Spark projects and allocates general overhead based upon pro rata head count.

During 2006 and 2005, Spark deposited $86,000 and $211,000, respectively with the Company in China to pay for Spark’S engineering development expenses. This balance is included in the Company’s balance sheet as cash and offset in other payable—related party as of July 31, 2005. The balance was zero at July 31, 2006. The following represents related party transactions for each of the fiscal years ending July 31:

	2006	2005
Receivable from Spark
Balance at beginning of period	$19	$—
Aelix engineering development	401	49
Payments received from Spark	(393)	(30)

Balance at end of period	$27	$19

	2006	2005
Payable to Spark
Balance at beginning of period	$106	$—
Deposit received from Spark	86	211
Engineering services received from Spark	18	19
eOn China engineering development	(187)	(110)
Payments to Spark	(22)	(14)

Balance at end of period	$1	$106

On March 31, 2006, the Company entered into an Acquisition Option Agreement (“the Agreement”) with Spark Technology Corporation. Spark designs and markets accessories for wireless telephones, its primary product CellStik™, is a small memory device that allows the user to backup, enter, edit and transfer their cell phone contacts. Under the terms of the Agreement, the Company converted notes receivable of $300,000 to 300,000 shares or 3% of Spark Common Stock and has the option to purchase all remaining outstanding Spark Common Stock, including options, by issuing 8,665,000 shares of the Company’s common stock, subject to certain conditions, including approval of the eOn shareholders. The Company will have the right to give notice of its intent to exercise this option at any time between September 30, 2007 and March 31, 2008. The eOn Board of Directors will continue to monitor Spark’s operations and complete its due diligence process prior to granting approval of the option exercise. After such notice of exercise, the Company will file a Form S-4 with the Securities and Exchange Commission and seek the approval of the Company’s shareholders to consummate the transaction.

The Agreement further provides that in the event the Company does not exercise this option, or the Company’s shareholders do not approve it, the Company may require Spark or David Lee to repurchase the Company’s Spark shares for $300,000. In addition, in the event that Spark discontinues operations or liquidates, David Lee is required to repurchase the shares for $300,000 within 60 days.

FORM 10-KSB

We have filed an Annual Report on Form 10-KSB for the year ended July 31, 2006 with the Securities and Exchange Commission. A copy of the 10-KSB is incorporated into our annual report, which has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-KSB is hereby incorporated by reference into this proxy statement.

Dated: June 18, 2007

THE BOARD OF DIRECTORS OF

EON COMMUNICATIONS CORPORATION

Appendix A

eOn Communications Corporation

Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eOn Communications Corporation (the Corporation). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Corporation. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Corporation management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Corporation’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Corporation books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

•

Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Corporation. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

•

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of

A-1

Auditing Standards No. 61 and consideration of the quality of the Corporation’s accounting principles as applied in Financial Reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation’s audited financial statements in the Corporation’s Annual Report on Form 10-KSB.

•	Issuing annually a report to be included in the Corporation’s proxy statement as required by the rules of the Securities and Exchange Commission.

•

Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Discussing with a representative of management and the independent auditors:

(1) the interim financial information contained in the Corporation’s Quarterly Report on Form 10-QSB prior to its filing,

(2) the earnings announcement prior to its release (if practicable), and

(3) the results of the review of such information by the independent auditors.

•	Discussing with management and the independent auditors the quality and adequacy of and compliance with the Corporation’s internal controls.

•

Discussing with management and/or the Corporation’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	Reviewing the annual management letter with the independent auditors and discuss with the independent auditors their evaluation of the Corporation’s Chief Financial Officer and financial staff.

•	Reviewing and approving fees for all audit and permissible non-audit services to be performed by the independent audit firm.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Corporation’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Corporation’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Corporation to its shareholders and others.

A-2

C/O COMPUTERSHARE 350 INDIANA ST. SUITE 800 GOLDEN, CO 80401

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to eOn Communications Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EONCM1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

eOn COMMUNICATIONS CORPORATION

Vote on Directors

				For	Withhold	For All	To withhold authority to vote for any individual
1.	To elect the following directors to serve for a three-year term ending upon the 2009 Annual Meeting of Stockholders or until successors are elected and qualified.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	Nominees:	01)	Stephen R. Bowling	☐	☐	☐
		02)	Frederick W. Gibbs

Vote on Proposals		For	Against	Abstain

2.	To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split and to adjust authorized shares and par value, subject to the Board of Director’s discretion at one of the following ratios: two-for-one, two and one half-for-one, three-for-one, three and one half-for-one, four-for-one, four and one half-for-one, or five-for-one.	☐	☐	☐

3.	To ratify the appointment of GHP Horwath, P.C. as independent auditors of the Corporation for the fiscal year ending July 31, 2007.	☐	☐	☐

The Board of Directors recommends a vote FOR the nominated directors listed above, a vote FOR the amendment to the Certificate of Incorporation and a vote FOR the ratification of GHP Horwath, P.C. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the directors listed above and FOR the other proposals if no specification is made.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PROXY

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2007 Annual Meeting of Stockholders to be held on July 30, 2007, and the Proxy Statement, and appoints David S. Lee and Stephen R. Bowling and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the “Corporation”), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation offices located at, 185 Martinvale Lane, San Jose, CA 95119, on Monday, July 30, 2007 at 4:00 PM local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

THANK YOU FOR VOTING